CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-9524 and No. 333-140109) pertaining to the 1997 Stock Option Plan and the 2006 Stock Incentive Plan of Jinpan International Limited and in the Registration Statement (Form F-3 No. 333-140094) and related Prospectus of Jinpan International Limited, of our report dated June 30, 2005, with respect to the consolidated financial statements of Jinpan International Limited included in the Annual Report (Form 20-F) for the year ended December 31, 2006.

Hong Kong
July 6, 2007